UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-3813936-3012593

(Commission File Number)(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois60601

(Address of Principal Executive Offices)(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, L. Gene Beube informed the Board of Directors (the “Board”) of Byline Bancorp, Inc. (the “Company”) of his intention to resign his position as a member of the Board and as a member of the Board of Directors of Byline Bank effective as of October 3, 2018. Mr. Beube, age 78, has been a member of the Board since June of 2013, and has served as the Chairman of the Executive Credit Committee of Byline Bank since June of 2013. Mr. Beube stated that his decision was a desire to retire from the Board and not due to any disagreements with the Company. The Company plans to fill the board seat over the next year.

The Company’s press release announcing his retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Company press release dated October 4, 2018 announcing the retirement of L. Gene Beube from its Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	BYLINE BANCORP, INC. By:/s/ Alberto J. Paracchini Name: Alberto J. Paracchini Title: President and Chief Executive Officer

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